UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 16, 2021, pursuant to the previously announced Amalgamation Agreement, dated May 24, 2021 (the “Amalgamation Agreement”), by and among Enveric Biosciences, Inc., a Delaware corporation (the “Company”), 1306432 B.C. Unlimited Liability Company (formerly known as 1306432 B.C. Ltd.), an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“HoldCo”), 1306436 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of HoldCo (“Purchaser”), and MagicMed Industries Inc., a corporation existing under the laws of the Province of British Columbia (“MagicMed”), Purchaser and MagicMed were amalgamated pursuant to section 269 of the British Columbia Business Corporations Act, upon the terms and conditions set forth in the Amalgamation Agreement, with the amalgamated corporation, Enveric Biosciences Canada Inc. (“Amalco”) surviving as an indirect wholly-owned subsidiary of the Company (the “Amalgamation”).

At the effective time of the Amalgamation (the “Effective Time”), without any action on the part of any holder, shares of MagicMed common stock (“MagicMed Shares”) were converted into Amalco Redeemable Preferred Shares (as defined in the Amalgamation Agreement), which immediately following the Amalgamation were redeemed for 0.000001 of a share of the Company’s common stock, par value $0.01 (the “Company Shares”). Following such redemption, the shareholders of MagicMed received additional Company Shares equal to the product of the Exchange Ratio (as defined in the Amalgamation Agreement) multiplied by the number of MagicMed Shares held by each such shareholder. In aggregate, holders of MagicMed Shares received 9,951,237 Company Shares, representing approximately 31.7% of the Company Shares following the consummation of the Amalgamation (collectively, the “Closing Consideration”).

In addition to the Closing Consideration, and as previously reported, following the Effective Time (i) each outstanding MagicMed stock option was converted into and became an option to purchase (the “Converted Options”) the number of Company Shares equal to the Exchange Ratio multiplied by the number of MagicMed Shares subject to such MagicMed stock option, and (ii) each holder of an outstanding MagicMed warrant (including Company Broker Warrants (as defined in the Amalgamation Agreement), the “Warrants”) is entitled to receive upon exercise of such Warrant that number of Company Shares which the holder would have been entitled to receive as a result of the Amalgamation if, immediately prior to the date of the Amalgamation (the “Effective Date”), such holder had been the registered holder of the number of MagicMed Shares to which such holder would have been entitled if such holder had exercised such holder’s Warrants immediately prior to the Effective Time (the “Option and Warrant Shares”). The maximum number of shares of Common Stock issued by the Company as Option and Warrant Shares shall not exceed 7,404,101 Company Shares.

The foregoing description of the Amalgamation Agreement and the Amalgamation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amalgamation Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2021 and is incorporated by reference herein. In addition, the foregoing description of the Warrants and the Converted Options does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant Certificate and the MagicMed Stock Option Plan, dated January 22, 2021, as amended effective September 10, 2021, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Amalgamation Agreement, effective immediately following the Effective Time, the Company appointed each of (i) Dr. Joseph Tucker, who served as president and chief executive officer, and as a director, of MagicMed immediately prior to the Effective Time and (ii) Brad Thompson, who served as a director of MagicMed immediately prior to the Effective Time, to the Company’s board of directors (the “Board”), each to serve for a term expiring at the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal. In connection with these appointments, the Board adopted resolutions to increase the size of the Board from five directors to seven directors to be effective at the Effective Time.

Also pursuant to the Amalgamation Agreement, effective immediately following the Effective Time, the Company appointed each of (i) Dr. Tucker, 53, (ii) Dr. Peter Facchini, 58 and (iii) Dr. Jillian Hagel, 43, to be Chief Executive Officer, Chief Scientific Officer and Chief Technology Officer, respectively, and assigned David Johnson, 63, the title of Executive Chairman of the Company, and removed the title of Chief Executive Officer.

Dr. Tucker has served as chief executive officer and president of MagicMed since May 2020. From 2019 until 2020, Dr. Tucker acted as the Executive Chairman and Chief Operating Officer of Willow Biosciences Inc. (TSX:WLLW) until leaving to join MagicMed in May 2020. From 2015 to 2019, his principal employment was acting as CEO, President, Director and Founder of Epimeron Inc., which merged with BioCan Technologies Inc. in 2018 and then listed by reverse-takeover with Makena Resources Inc. in 2019 as Willow Biosciences Inc. Dr. Tucker earned a Ph.D. in Biochemistry and Molecular Biology from the University of Calgary.

Dr. Facchini has served as chief scientific officer of MagicMed since April 2020. From 2019 until 2020, he held the role of Chief Scientific Officer at Willow Biosciences Inc. until leaving to co-found MagicMed. From 2013 until 2019, Dr. Facchini held the role of Chief Scientific Officer, Director and Founder of Epimeron Inc. Dr. Facchini has also been a Professor of Plant Biochemistry in the Department of Biological Sciences at the University of Calgary for 25 years.

Dr. Hagel has served as chief technology officer of MagicMed since April 2020. From 2019 until 2020, she acted as Vice President of Applied Sciences for Willow Biosciences Inc. until leaving in April 2020 to co-found MagicMed. From 2013 until 2019, Dr. Hagel’s primary employment was acting as Chief Operating Officer of Epimeron Inc. Dr. Hagel received her PhD in plant biochemistry from the University of Calgary.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2021, each of Dr. Tucker, Dr. Facchini and Dr. Hagel have entered into employment agreements with the Company, which employment agreements were described therein. The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, which were filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2021 and are incorporated by reference herein.

Mr. Johnson served as Chairman and Chief Executive Officer of the Company from December 30, 2020 until the Effective Time of the Amalgamation. Mr. Johnson also has served on the board of directors and as the Chief Executive Officer of Aquamed Technologies, Inc. since April 2019. Mr. Johnson formerly served on the board of directors and as the President and Chief Executive Officer of Alliqua BioMedical, Inc. from November 2012 until April 2019. Mr. Johnson’s extensive experience in the pharmaceutical and biotechnology fields, as well as his executive leadership experience, make him an asset that will serve as a bridge between the board of directors and our executive officers.

Item 8.01	Other Events.

On September 17, 2021, the Company issued a press release announcing the closing of the Amalgamation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of MagicMed Warrant Certificate.
10.1	MagicMed Stock Option Plan, as amended September 10, 2021.
99.1	Press Release, dated September 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES, INC.

Dated: September 17, 2021	By:	/s/ Carter Ward
	Name:	Carter Ward
	Title:	Chief Executive Officer